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                                  Exhibit 23.1
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Vestcom International, Inc.

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-35027).

ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 28, 2001